Exhibit 99.1

Pure Cycle Corporation

Welcomes Susan Heitmann to its Board of Directors

DENVER, CO / ACCESSWIRE / May 28, 2024 - Pure Cycle Corporation (NASDAQ Capital Markets: PCYO) is pleased to welcome Ms. Susan Heitmann to its Board of Directors.  While we welcome Ms. Heitmann, we say farewell to a long-standing and valuable member of the board since 2005, Mr. Peter Howell.  Mr. Howell resigned from the board to spend more time with his family.

“We will greatly miss the contributions Mr. Howell has made in his almost 20 years of service as a Board member and we wish him the very best in his retirement. We are thrilled to welcome Ms. Heitmann who brings over 30 years of accounting and finance experience representing publicly traded companies as a partner at KPMG prior to her retirement. Her experience in the accounting industry will be a great benefit to Pure Cycle and we look forward to her guidance on the board. Ms. Heitmann will also chair our Audit Committee and continue our efforts to increase the diversity of our board as the second current female board member” commented Mark Harding, President and CEO. “We continue to recruit board candidates with experience in the various lines of business we operate and look to add diversity in all areas of Pure Cycle and our board. We are extremely fortunate to have some of greatest minds in residential and commercial development, water rights, and SEC experience on our Board who help guide and grow Pure Cycle” concluded Mr. Harding.

About Ms. Heitmann

Ms. Heitmann has over 30 years of accounting and finance experience.  Ms. Heitmann is a recently retired partner from KPMG, based in Denver, Colorado, where she started as an associate in 1987. She is a licensed Certified Public Accountant in the state of Colorado.  Ms. Heitmann has served as an auditor for SEC clients, private equity entities as well as large privately held companies. Ms. Heitmann received a Bachelor of Science degree from the University of Illinois. In determining Ms. Heitmann’s qualifications to serve on the board of directors, the board has considered, among other things, her expertise in SEC registrants, corporate governance, and complex commercial agreements. Her versatile background and experience will be invaluable in her oversight role at Pure Cycle as an independent director.

Company Information

Pure Cycle continues to grow and strengthen its operations, grow its balance sheet, and drive recurring revenues. We operate in three distinct business segments, each of which complements the other. At our core, we are an innovative and vertically integrated wholesale water and wastewater service provider. In 2017, we launched our land development segment which develops master planned communities on land we own and to which we provide water and wastewater services. In 2021, we launched our newest line of business, the rental of single-family homes located at Sky Ranch, which provides long-term recurring revenues, furthers our land development operations, and adds more customers to our water resource segment.

Additional information, including our recent press releases and SEC filings, is available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Marc Spezialy, at 303-292-3456 or info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the following: our positioning to continue to grow through this market cycle; the completion and delivery of our rental units; timing of development at Sky Ranch; future tap sales and revenues; future home sales by our home builder customers; the affordability of our products; the strength of the Sky Ranch market; forecasts about our fiscal 2024 sales of water to oil and gas operators; our sales of lots; and our expected financial results. The words "anticipate," "likely," "may," "should," "could," "will," "believe," "estimate," "expect," "plan," "intend" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: home mortgage interest rates, inflation, and other factors impacting the housing market and home sales; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2023; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether because of new information, future events or otherwise.

SOURCE: Pure Cycle Corporation